As filed with the Securities and Exchange Commision on July 23, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-1189601
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1385 Broadway, 19th Floor, New York, NY 10018

(Address of Principal Executive Offices)

Diligent Board Member Services, Inc. 2007 Stock Option and Incentive Plan

Diligent Board Member Services, Inc. 2010 Stock Option and Incentive Plan

Diligent Board Member Services, Inc. 2013 Incentive Plan

(Full Title of Plan)

Alessandro Sodi

President & Chief Executive Officer

1385 Broadway, 19th Floor

New York, NY 10018

(212) 741-8181

(Name, Address, and Telephone Number,

Including Area Code, of Agent For Service)

Copies to:

Marita A. Makinen, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

212-419-5843

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	9,391,152	(3)	$23,931,874.56	$3,082.43

(1)                                 The securities being registered under this registration statement on Form S-8 (this “Registration Statement”) consist of 9,391,152 shares of common stock of Diligent Board Member Services, Inc. to be issued under the following plans: (i) 2,628,334 shares subject to outstanding stock option awards under the Diligent Board Member Services, Inc. 2007 Stock Option and Incentive Plan (the “2007 Plan”) as of the date of this Registration Statement; (ii) 900,000 shares subject to outstanding stock option awards under the Diligent Board Member Services, Inc. 2010 Stock Option and Incentive Plan (the “2010 Plan”) as of the date of this Registration Statement; (iii) 2,840,003 shares subject to outstanding stock option awards under the Diligent Board Member Services, Inc. 2013 Incentive Plan (the “2013 Plan”) as of the date of this Registration Statement and (iv) 2,122,815 shares available for future awards under the 2013 Plan as of the date of this Registration Statement.

(2)                                 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”) this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Act, and, (i) with respect to the 2,628,334 shares subject to outstanding stock option awards under the 2007 Plan, based on the weighted average exercise price of $1.06 per share; (ii) with respect to the 900,000 shares subject to outstanding stock option awards under the 2010 Plan, based on the weighted average exercise price of $1.87 per share; (iii) with respect to the 2,840,003 shares subject to outstanding stock option awards under the 2013 Plan, based on the weighted average exercise price of $3.34 per share and (iv) with respect to the 2,122,815 shares available for future awards under the 2013 Plan, based on the average of the high and low sales price per share of the common stock reported by the New Zealand Stock Exchange on July 22, 2014, which was $4.70, converted from New Zealand to US dollars at the closing exchange rate on such date of 1.1537 as reported by the Wall Street Journal.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the 2007 Plan, 2010 Plan or the 2013 Plan, as applicable, as specified by Rule 428(b)(i) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not being, filed by the Company with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Throughout this Registration Statement, the words “Diligent,” “we,” “us,” the “Company,” and “our” refer to Diligent Board Member Services, Inc. and its subsidiaries.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

•                  The Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on May 19, 2014, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on May 20, 2014;

•                  The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 filed with the SEC on June 19, 2014;

•                  The Company’s Current Report on Form 8-K filed with the SEC on January 29, 2014;

•                  The Company’s Current Report on Form 8-K filed with the SEC on March 24, 2014;

•                  The Company’s Current Report on Form 8-K filed with the SEC on May 2, 2014 (other than Item 2.02);

•                  The Company’s Current Report on Form 8-K filed with the SEC on May 23, 2014;

•                  The Company’s Current Report on Form 8-K filed with the SEC on June 19, 2014;

•                  The Company’s Current Report on Form 8-K filed with the SEC on June 23, 2014;

•                  The Company’s Current Report on Form 8-K filed with the SEC on June 26, 2014; and

•                  The Company’s Current Report on Form 8-K filed with the SEC on July 23, 2014, containing an updated description of the Company’s common stock, par value $0.001 per share.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prior to the filing of a post-effective amendment hereto, which indicates that all securities hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement, and nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC.

Item 4.                                                         Description of Securities

Not applicable.

Item 5.                                                         Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                         Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation, under specified circumstances, to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit (other than a suit brought by or in the right of the corporation) brought against them in their capacity as such, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 of the DGCL also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a suit brought by or in the right of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made, unless otherwise determined by the court, if such person was adjudged liable to the corporation. The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

Article VII of the Company’s Amended and Restated Certificate of Incorporation provides for mandatory indemnification of the Company’s directors and officers, and permissible indemnification of its employees and other agents, to the maximum extent permitted by the DGCL. The Company has also entered into indemnification agreements with its directors and officers that require the Company, among other things, to indemnify these individuals against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

The above discussion of the DGCL and the Company’s Amended and Restated Certificate of Incorporation and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, Amended and Restated Certificate of Incorporation and indemnification agreements.

The Company maintains liability insurance for the benefit of its directors and officers.

Item 7.                                                         Exemption from Registration Claimed.

Not applicable.

Item 8.                                                         Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2012).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2012).

4.3	Form of common stock certificate (incorporated herein by reference to Exhibit 4.7 to the Company’s Original Form 10 filed with the SEC on April 30, 2008).

5.1	Opinion of Lowenstein Sandler LLP.*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Lowenstein Sandler LLP (included in its opinion which appears as Exhibit 5.1 to this Registration Statement).*

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).*

99.1	Diligent Board Member Services, Inc. 2007 Stock Option and Incentive Plan.*

99.2	Diligent Board Member Services, Inc. 2010 Stock Option and Incentive Plan.*

99.3	Diligent Board Member Services, Inc. 2013 Incentive Plan.*

*Filed herewith

Item 9.                                                         Undertakings

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that: Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2)                                 that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)                                 to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of July 2014.

DILIGENT BOARD MEMBER SERVICES, INC.

By:	/s/ Alexander Sanchez
Alexander Sanchez Interim Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alessandro Sodi, Alexander Sanchez and Thomas N. Tartaro, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 under the Securities Act of 1933, and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alessandro Sodi	Chief Executive Officer, President, Director (Principal Executive Officer)	July 23, 2014
Alessandro Sodi

/s/ Alexander Sanchez	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 23, 2014
Alexander Sanchez

/s/ David Liptak	Director and Chairman	July 23, 2014
David Liptak

/s/ A. Laurence Jones	Director	July 23, 2014
A. Laurence Jones

/s/ Hans Kobler	Director	July 23, 2014
Hans Kobler

/s/ Greg B. Petersen	Director	July 23, 2014
Greg B. Petersen

/s/ Mark Russell	Director	July 23, 2014
Mark Russell

/s/ Mark Weldon	Director	July 23, 2014
Mark Weldon

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2012).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2012).

4.3	Form of common stock certificate (incorporated herein by reference to Exhibit 4.7 to the Company’s Original Form 10 filed with the SEC on April 30, 2008).

5.1	Opinion of Lowenstein Sandler LLP*.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*.

23.2	Consent of Lowenstein Sandler LLP (included in its opinion which appears as Exhibit 5.1 to this Registration Statement)*.

24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference)*.

99.1	Diligent Board Member Services, Inc. 2007 Stock Option and Incentive Plan*.

99.2	Diligent Board Member Services, Inc. 2010 Stock Option and Incentive Plan*.

99.3	Diligent Board Member Services, Inc. 2013 Incentive Plan*.

*Filed herewith